To the Board of Directors and Shareholders
Dreyfus Tax-Smart Growth Fund

We consent to the use of our report dated September 30, 1998 with respect to the Dreyfus Tax-Smart Growth Fund of the Dreyfus/Laurel Funds, Inc. included in the included in the Statements of Additional Information and to the reference to our firm under the heading "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" in the Statement of Additional Information.





                                         KPMG Peat Marwick LLP


New York, New York
September 30, 1998



To the Board of Directors and Shareholders
Dreyfus Disciplined Smallcap Stock Fund

We consent to the use of our report dated September 30, 1998 with respect to the Dreyfus Disciplined Smallcap Stock Fund of the Dreyfus/Laurel Funds, Inc. included in the included in the Statements of Additional Information and to the reference to our firm under the heading "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" in the Statement of Additional Information.





                                         KPMG Peat Marwick LLP


New York, New York
September 30, 1998